UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2017

ADVANCED MEDICAL ISOTOPE CORPORATION

(Exact name of Registrant as specified in its Charter)

Delaware	00-53497	80-0138937
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

719 Jadwin Avenue, Richland, WA 99352

(Address of principal executive offices)

(509) 736-4000

(Registrant’s Telephone Number)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement

See Item 5.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Korenko Employment Agreement:

On September 12, 2017, Advanced Medical Isotope Corporation (the “Company”) entered into an Employment Agreement with Dr. Michael K. Korenko, the Company’s President and Chief Executive Officer (the “Korenko Agreement”), which Korenko Agreement is to commence retroactively with an effective date of December 14, 2016, and which terminates on December 31, 2018 (the “Termination Date”). Under the terms of the Korenko Agreement, the Company may terminate Dr. Korenko’s employment either with or without cause prior to the Termination Date, but in the event of a termination without cause, Dr. Korenko shall be entitled to receive monthly payments of his base salary for a period of eighteen months thereafter.

The Korenko Agreement also provides that the Company shall issue to Dr. Korenko 100,000 shares of Series A Preferred Stock in satisfaction of past due compensation. For the period spanning December 14, 2016 to May 8, 2017, the annual base salary shall be $120,000. From May 9, 2017 to the Termination Date, the annual base salary shall increase to $180,000; provided, however, that one third of such increase shall be deferred until such time that the Company’s cash balance exceeds $2.0 million. In addition, the Company shall issue to Dr. Korenko 4.0 million Restricted Stock Units under the Company’s 2015 Omnibus Securities and Incentive Plan (the “Incentive Plan”), which shall serve as an employee bonus, and Dr. Korenko shall be eligible to participate in a discretionary annual Executive Bonus Program.

A copy of the Korenko Agreement is attached hereto as Exhibit 10.1, and is incorporated by reference herein.

Jolliff Employment Agreement:

On September 12, 2017, the Company entered into an Employment Agreement with Leonard B. Jolliff, the Company’s Chief Financial Officer (the “Jolliff Agreement”), which Jolliff Agreement is to commence retroactively with an effective date of January 1, 2017, and which shall terminate on the Termination Date. Under the terms of the Jolliff Agreement, the Company may terminate Mr. Jolliff’s employment either with or without cause prior to the Termination Date, but in the event of a termination without cause, Mr. Jolliff shall be entitled to receive monthly payments of his base salary for a period of eighteen months thereafter.

The Jolliff Agreement also provides that the Company shall issue to Mr. Jolliff 83,279 shares of Series A Preferred Stock in satisfaction of past due compensation. For the period spanning January 1, 2017 to May 8, 2017, the annual base salary shall be $120,000. From May 9, 2017 to the Termination Date, the annual base salary shall increase to $150,000; provided, however, that one fifth of such increase shall be deferred until such time that the Company’s cash balance exceeds $2.0 million. In addition, the Company shall issue to Mr. Jolliff 2.2 million Restricted Stock Units under the Incentive Plan, which shall serve as an employee bonus, and Mr. Jolliff shall be eligible to participate in a discretionary annual Executive Bonus Program.

A copy of the Jolliff Agreement is attached hereto as Exhibit 10.2, and is incorporated by reference herein.

Disclaimer

The foregoing description of the Korenko Agreement and the Jolliff Agreement (together, the “Agreements”) do not purport to be complete, and are qualified in their entirety by reference to the full text of the Agreements, copies of which are attached hereto as Exhibits 10.1 and 10.2, and are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED MEDICAL ISOTOPE CORP.

Date: September 14, 2017	By:	/s/ L. Bruce Jolliff
L. Bruce Jolliff
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

EX-10.1	Korenko Employment Agreement
EX-10.2	Jolliff Employment Agreement